Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-16665, 333-102240, and 333-185757 on Form S-8 of Microsoft Corporation of our report dated March 24, 2014, relating to the financial statements of the Microsoft Corporation Employee Stock Purchase Plan, previously known as the Microsoft Corporation 2003 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

March 24, 2014